Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Tesoro Logistics LP of our report dated March 9, 2015 relating to the financial statements of Green River Processing, LLC, which appears in QEP Midstream Partner’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

May 11, 2015